EXHIBIT 23.1 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement [Form S-8 No. 333-146574] of Medicure Inc. of our report dated April 20, 2021, with respect to the consolidated financial statements of Medicure Inc., included in this Annual Report [Form 20-F] for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

Winnipeg, Canada April 20, 2021	Chartered Professional Accountants

A member firm of Ernst & Young Global Limited

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146574) of Medicure Inc., of our report dated April 15, 2020, which is incorporated in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Winnipeg, Canada

April 20, 2021

PricewaterhouseCoopers LLP

Richardson Building, One Lombard Place, Suite 2300, Winnipeg, Manitoba, Canada R3B 0X6

T: +1 204 926 2400, F: +1 204 944 1020, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.